                                                                    EXHIBIT 25.1

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                          ___________________________

                                   FORM T-1

               Statement of Eligibility and Qualification Under
                                      the
                 Trust Indenture Act of 1939 of a Corporation
                         Designated to Act as Trustee
                            _______________________

   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(B)(2)____
                           _________________________

                    CHASE MANHATTAN BANK AND TRUST COMPANY,
                             NATIONAL ASSOCIATION
                  (Exact name of trustee as specified in its
                                   charter)


                                  95-4655078
                     (I.R.S. Employer Identification No.)


                      101 California Street, Suite #2725
                           San Francisco, California
                   (Address of principal executive offices)

                                     94111
                                  (Zip Code)
                              __________________

                         American Cellular Corporation
              (Exact name of Obligor as specified in its charter)

                                   Delaware
        (State or other jurisdiction of incorporation or organization)

                                  94-3295327
                     (I.R.S. Employer Identification No.)

                         1336 Basswood Street, Suite F
                             Schaumburg, Illinois
                   (Address of principal executive offices)

                                     60173
                                  (Zip Code)


                       ________________________________

                  10 1/2% Series B Senior Note due 5/15/2008
                        (Title of Indenture securities)

ITEM 1.  GENERAL INFORMATION.

         Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

         Comptroller of the Currency, Washington, D.C.
         Board of Governors of the Federal Reserve System, Washington, D.C.

    (b)  Whether it is authorized to exercise corporate trust powers.

         Yes.

ITEM 2.  AFFILIATIONS WITH OBLIGOR.

    If the Obligor is an affiliate of the trustee, describe each such affiliation.

    None.

ITEM 16.  LIST OF EXHIBITS.

   List below all exhibits filed as part of this statement of eligibility.

   Exhibit 1.  Articles of Association of the Trustee as Now in Effect (see
               Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

   Exhibit 2. Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

   Exhibit 3. Authorization of the Trustee to Exercise Corporate Trust Powers (contained in Exhibit 2).

   Exhibit 4. Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

   Exhibit 5.  Not Applicable

   Exhibit 6. The consent of the Trustee required by Section 321 (b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

   Exhibit 7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

   Exhibit 8.  Not Applicable

   Exhibit 9.  Not Applicable

                               SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Chase Manhattan Bank and Trust Company, National Association, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco, and State of California, on the 4th day of August, 1998.

                            CHASE MANHATTAN BANK AND TRUST
                            COMPANY, NATIONAL ASSOCIATION


                              By /s/ Hans H. Helley
                                ------------------------
                                 Hans H. Helley
                                 Assistant Vice President

EXHIBIT 7.  Report of Condition of the Trustee.
================================================================================


CONSOLIDATED REPORT OF CONDITION OF Chase Manhattan Bank and Trust Company, N.A.
                                    --------------------------------------------
                                          (Legal Title)

LOCATED AT 1800 Century Park East, Ste. 400    Los Angeles,      CA       94111
           ---------------------------------------------------------------------
            (Street)                                  (City)     (State)   (Zip)

AS OF CLOSE OF BUSINESS ON March 31, 1998
                           --------------
===============================================================================
===============================================================================
ASSETS  DOLLAR AMOUNTs IN THOUSANDS

1.  Cash and balances due from
       a. Noninterest-bearing balances and currency and coin (1,2)        2,654
       b. Interest bearing balances (3)                                       0
2.  Securities
       a. Held-to-maturity securities (from Schedule RC-B, column A)          0
       b. Available-for-sale securities (from Schedule RC-B, column D)    1,061
3.  Federal Funds sold (4) and securities purchased agreements to resell 73,370
4.  Loans and lease financing receivables:
       a. Loans and leases, net of unearned income (from Schedule RC-C)  132
       b. LESS: Allowance for loan and lease losses                        0
       c. LESS: Allocated transfer risk reserve                            0
       d. Loans and leases, net of unearned income, allowance, and
          reserve (item 4.a minus 4.b and 4.c)                              132
5.  Trading assets                                                            0
6.  Premises and fixed  assets (including capitalized leases)               171
7.  Other real estate owned (from Schedule RC-M)                              0
8.  Investments in unconsolidated subsidiaries and associated companies
    (from Schedule RC-M)                                                      0
9.  Customers liability to this bank on acceptances outstanding               0
10. Intangible assets (from Schedule RC-M)                                1,648
11. Other assets (from Schedule RC-F)                                     2,139
12a.       TOTAL ASSETS                                                  81,175
    b. Losses deferred pursuant to 12 U.S.C. 1823 (j)                         0
    c. Total assets and losses deferred pursuant to 12 U.S.C. 1823 (j)
          (sum of items 12.a and 12.b)                                   81,175


(1) includes cash items in process of collection and unposted debits.
(2) The amount reported in this item must be greater than or equal to the sum of Schedule RC-M, items 3.a and 3.b
(3) includes time certificates of deposit not held for trading.
(4) Report "term federal funds sold" in Schedule RC, item 4.a "Loans and leases, net of unearned income" and in Schedule RC-C, part 1.

LIABILITIES

13.  Deposits:
        a. In domestic offices (sum of totals of columns A and C
             from Schedule RC-E)                                         51,348
             (1) Noninterest-bearing                              13,251
             (2) Interest-bearing                                 38,097
        b. In foreign offices, Edge and Agreement subsidiaries,
             and IBF'
             (1) Noninterest-bearing
             (2) Interest-bearing
14.  Federal funds purchased (2) and securities sold under agreements to
     repurchase                                                               0
15.  a. Demand notes issued to the U.S. Treasury                              0
     b. Trading liabilities                                                   0
16.  Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
     a. With a remaining maturity of one year or less                         0
     b. With a remaining maturity of more than one year through
        three years                                                           0
     c. With a remaining maturity of more than three years                    0

17.  Not applicable
18.  Bank's liability on acceptances executed and outstanding                 0
19.  Subordinated notes and Debentures (3)                                    0
20.  Other liabilities (from Schedule RC-G)                               5,118
21.  Total liabilities (sum of items 13 through 20)                      56,466
22.  Not applicable

EQUITY CAPITAL

23.  Perpetual preferred stock and related surplus                            0
24.  Common stock--                                                         600
25.  Surplus (exclude all surplus related to preferred stock)            12,590
26.  a. Undivided profits and capital reserves                           11,519
     b. Net unrealized holding gains (losses) on available-for-sale
        securities                                                            0
27.  Cumulative foreign currency translation adjustments
28.  a. Total equity capital (sum of items 23 through 27)                24,709
     b. Losses deferred pursuant to 12 U.S.C. 1823 (j)                        0
     c. Total equity capital and losses deferred pursuant to 12
         U.S.C. 1823 (j) (sum of items 28.a and 28.b)                    24,709
29.     Total liabilities, equity capital, and losses deferred
         pursuant to 12 U.S.C. 1823 (j) (sum of items 21 and 28.c)       81,175

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